Exhibit 99-2
                                                                    ------------


                               JARDEN CORPORATION
                            555 Theodore Fremd Avenue
                               Rye, New York 10580








                                                      January 9, 2004




The Board of Directors
Dixon Ticonderoga Company
195 International Parkway
Heathrow
FL 32746

Attention: Gino N. Pala

Dear Sirs:

     In order to induce Jarden Corporation, a Delaware corporation ("Buyer"), to commit the resources, forego other potential opportunities, and incur the legal, accounting and other incidental expenses necessary to properly evaluate a potential transaction (the "Transaction") among the Buyer, a wholly owned subsidiary of Buyer to be formed ("Newco"), and Dixon Ticonderoga Company, a Delaware corporation (the "Company") in which Buyer and/or Newco would acquire all of the issued and outstanding shares of common stock (the "Shares") of the Company, and to negotiate the terms of definitive documentation with respect thereto, the Company and the Buyer agree that:

     1. Public Disclosure. Notwithstanding anything to the contrary herein (other than as provided in the last sentence of this Section 1) or in the Confidentiality Agreement (defined below), promptly after the execution of this letter agreement, the Company will make public disclosure of this letter agreement in a form and manner mutually agreed upon by the parties. Except as otherwise provided herein, neither the Company nor Buyer (subject to requirements of law) shall make any disclosure to any other person or make any public announcement regarding the Transaction or the matters disclosed by any party to the other in connection with the Transaction without the prior written approval of both the Company and Buyer. Nothing in this letter agreement or the

The Board of Directors
Dixon Ticonderoga Company
Page 2

Confidentiality Agreement shall preclude the Buyer or the Company from making any public announcement required, in the reasonable opinion of their respective counsel, in connection with any federal or state securities laws, rules or regulations, including the rules of a national securities exchange.

     2. Exclusivity. Pursuant to this letter agreement and subject to Section 3 hereof, the Buyer shall have the exclusive right to negotiate with the Company on the terms and conditions of, and definitive documentation for, the Transaction, which right shall expire on the earlier of (i) February 10, 2004, at 5:00 p.m. or, in the event such date is extended by the mutual written agreement of the Buyer and the Company, such later date, (ii) the execution by Buyer, Newco and the Company of a definitive merger agreement providing for the merger of the Company with and into Newco, or (iii) the time at which the discussions and negotiations with respect to the possible acquisition of the Shares have been finally terminated by the Buyer (the "Termination Date").

     3. Nonsolicitation. Prior to any Termination Date, the Company will not, nor will the Company permit any of its subsidiaries to, nor will the Company authorize or permit any of its directors, officers, employees, representatives, agents, or affiliates, including any investment banker, advisor, attorney or accountant retained or formerly retained by it or any of its subsidiaries ("Representatives") to directly or indirectly through another person, (i) solicit, initiate, resume, or encourage (including by way of furnishing or disclosing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Takeover Proposal, or (iii) enter into any Acquisition Agreement (as defined below); provided, that if the Company's board of directors determines in its good faith business judgment, after consultation with outside legal counsel, that the failure to furnish such information or to participate in such discussions or such negotiations is reasonably likely to result in a breach of the directors' fiduciary duties to the Company's stockholders under applicable law, then the Company and its Representatives may, in response to a Takeover Proposal that was not solicited by the Company after the date of this letter agreement and that did not otherwise arise out of a breach of this letter agreement, and subject to the Company's compliance with the terms of this letter agreement and providing Buyer with at least two days' prior written notice of its decision to take such action (including, subject to consent of the person making such Takeover Proposal, specifying the material terms of such Takeover Proposal and the identity of the person making such Takeover Proposal), (x) furnish information with respect to the Company and its subsidiaries to any person making a Takeover Proposal pursuant to a customary confidentiality agreement that permits the disclosures to Buyer required by this letter agreement and (y) participate in discussions or negotiations regarding such Takeover Proposal. Notwithstanding anything herein to the contrary, if the Company seeks to exercise its right to provide nonpublic information or participate in discussions or negotiations with a third party in accordance with the proviso to the first sentence of this Section 3, then the Company may seek such third party's consent to disclose to Buyer the material terms of such third party's Takeover Proposal and the identity of such third party, it being understood and agreed that the Company shall not be entitled to exercise its right to provide nonpublic information or enter into discussions or negotiations with such third party in accordance with the proviso to the first

The Board of Directors
Dixon Ticonderoga Company
Page 3


sentence of this Section 3 unless the Company first notifies Buyer of the material terms of such Takeover Proposal and the identity of such third party. For purposes of this letter agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person or "group" (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), relating to any direct or indirect acquisition or purchase of 10% or more of the assets of the Company or its subsidiaries, taken as a whole, or 20% or more of any class or series of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person or "group" (as such term is defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class or series of equity securities of the Company or its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction or the sale or other transfer of all or substantially all of the assets of the Company or any of its subsidiaries, other than transactions or potential transactions with the Buyer or its affiliates.

     Neither the Company's board of directors nor any committee thereof will (i) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (ii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding anything in this letter agreement to the contrary, prior to the Termination Date, in response to a Takeover Proposal that was not solicited by the Company after the date of this letter agreement and that did not otherwise arise out of a breach of this letter agreement, the Company's board of directors may cause the Company to enter into any Acquisition Agreement with respect to any Takeover Proposal if the Company's board of directors determines in its good faith business judgment, after consultation with outside legal counsel, that such Takeover Proposal is superior to the Transaction and that failure to take such action is reasonably likely to result in a breach of the directors' fiduciary duties to the Company's stockholders under applicable law; provided that the Company first provides at least two days' prior written notice advising Buyer that the Company's board of directors is prepared to accept such Takeover Proposal, specifying the material terms and conditions of such Takeover Proposal and identifying the person making such Takeover Proposal.

     In the event that the Company furnishes any nonpublic information to any party other than the Buyer, it shall simultaneously provide the Buyer with copies of or access to all such information.

     For the avoidance of doubt, the fact that the Company or any of its Representatives has had discussions or negotiations with any person prior to the date of this letter agreement regarding a possible Takeover Proposal shall not prevent the Company from taking any of the actions specified in the proviso to the first sentence of the first paragraph of this Section 3 or specified in the second sentence of the second paragraph of this Section 3 with respect to any new Takeover Proposal submitted by such person after the date of this letter agreement that was not solicited in violation of this letter agreement.

The Board of Directors
Dixon Ticonderoga Company
Page 4

     4. Disclosure. Nothing contained in this letter agreement shall prohibit the Company or its board of directors from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company's board of directors (after consultation with outside legal counsel), failure so to disclose would constitute a breach of the Company's obligations under applicable law.

     5. Due Diligence. Immediately following the execution of this letter agreement until the Termination Date (the "Due Diligence Period"), the Company agrees to permit Buyer, Newco and their representatives, including accountants, attorneys and consultants, reasonable access to undertake a complete investigation of the business and assets of the Company, including, but not limited to, a complete examination of all books and records, contractual commitments, obligations and assets. The terms and conditions of the Confidentiality Agreement signed by Buyer (the "Confidentiality Agreement"), are hereby incorporated in this agreement as if fully set forth at length. To the extent of any conflict between any term or condition of this agreement and the Confidentiality Agreement, the terms and conditions of the Confidentiality Agreement shall control.

     6. Expenses. The Company, Buyer and Newco shall each pay their respective expenses incident to the negotiations, due diligence, and the preparation of any definitive documentation. Notwithstanding anything contained herein to the contrary, in the event that the parties hereto fail to enter into a definitive Acquisition Agreement in connection with the Transaction and (i) the Company violates Section 2 or Section 3 hereof or (ii) on or prior to February 10, 2004 at 5:00 p.m., the Company provides nonpublic information to or participates in discussions or negotiations with a third party in accordance with the proviso to the first sentence of the first paragraph of Section 3 hereof, then the Company shall promptly pay to the Buyer all reasonable out of pocket expenses incurred by the Buyer and Newco in connection with the Buyer's due diligence examination of the Company and the negotiation and preparation of this letter agreement and any definitive documentation, including, but not limited to, the reasonable fees and expenses of Buyer's accountants, financial advisors, attorneys and other advisors; provided, however, that such out of pocket expenses shall not exceed $300,000 in the aggregate.

     7. Governing Law. This letter agreement shall be governed by and shall be construed under the laws of the State of Delaware without giving effect to any conflict of law rule that would cause the application of the laws of any other jurisdiction. This letter agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. No person other than the parties hereto and Newco shall have any rights hereunder.

The Board of Directors
Dixon Ticonderoga Company
Page 5

     8. Non-Binding Commitment. The parties expressly agree that nothing in this letter agreement shall be construed to impose any obligation on any of the parties to enter into a definitive agreement with respect to a Transaction or any tender offer, merger, asset sale, or other form of business combination. The parties also agree that the rights and remedies herein expressly provided in regard to a breach of any provision hereof are cumulative and not exclusive of any rights or remedies which any party hereto would otherwise have at law or otherwise. In addition, if any party brings an action to enforce this letter agreement or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all reasonable attorney's fees and expenses incurred by the prevailing party in such action.

     9. Miscellaneous. This letter agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

     If this letter agreement correctly expresses our mutual intentions, please execute and return the enclosed copy of this letter to the undersigned.


                                    JARDEN CORPORATION


                                    By:  /s/ Jim Lillie
                                       ------------------
                                      Name:  Jim Lillie
                                     Title:  President


AGREED TO AND ACCEPTED
ON JANUARY 9, 2004

DIXON TICONDEROGA COMPANY



By:     /s/ Richard A. Asta
     -----------------------
      Name:  Richard A. Asta
      Title: Chief Financial Officer